UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

501 Canal Blvd., Richmond, California 94804

(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Capital Market *

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*

Following a determination by the Nasdaq Stock Market LLC (“Nasdaq”) to delist the common stock of Sangamo Therapeutics, Inc. (the “Company”), the Company’s common stock was suspended from trading on Nasdaq on May 5, 2026 and currently trades on the OTCID Basic Market under the symbol “SGMOQ”. On July 14, 2026, the Nasdaq Hearings Panel issued a written determination letter denying the Company’s request to continue its listing on Nasdaq. On September 17, 2026, Nasdaq filed a Form 25 with the Securities and Exchange Commission (“SEC”) to delist the shares of common stock, $0.01 par value per share, of the Company, as a result of the events disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2026. The delisting from Nasdaq will become effective on September 27, 2026.

Item 1.03	Bankruptcy or Receivership.

The information set forth under Item 2.01 below is incorporated into this Item 1.03 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 23, 2026, Sangamo Therapeutics, Inc. (the “Company”) filed a voluntary petition for relief (Case No. 26-10989) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court” and such case, the “Chapter 11 Case”). The Company has continued to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code.

On July 14, 2026, the Court entered an order approving bidding procedures (the “Bid Procedures Order”) (Docket No. 122), which, among other things, authorized the Company to identify one or more purchasers, subject to the Court’s approval, in connection with the sale of substantially all of the Company’s assets and enter into one or more related purchase agreements. Pursuant to the Bid Procedures Order, the bid deadline was 5:00 p.m. (Eastern Time) on August 4, 2026, and the Company conducted a court-supervised auction process on August 10, 2026, at which PTC Therapeutics, Inc. (“PTC”) was selected as the successful bidder for the Purchased Assets (as defined below).

On September 2, 2026, the Court entered a Sale Order authorizing the sale of the Purchased Assets pursuant to the terms of the PTC APA (as defined below) (Docket No. 426). Accordingly, on September 17, 2026, the Company completed the previously announced sale of all of the Company’s right, title and interest in and to the assets primarily related to ST-920 (isaralgagene civaparvovec), a one-time administered AAV gene therapy product candidate for the treatment of Fabry disease (collectively, the “Purchased Assets”), as contemplated by the Asset Purchase Agreement (the “PTC APA”), dated August 25, 2026, by and between the Company and PTC, for total consideration consisting of (i) $111,000,000 payable in cash at closing and (ii) up to an additional $100,000,000 in contingent consideration payable upon the achievement of certain specified milestones, plus the assumption of certain specified liabilities of the Company (the “Assumed Liabilities”).

The foregoing summary of the Asset Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Cautionary Language Regarding Trading in the Company’s Common Stock

The Company’s stockholders are cautioned that trading in the Company’s common stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. The Company’s common stock has been suspended from trading on, and the Company received a notice of delisting from, the Nasdaq Capital Market and is currently trading on the OTCID Basic Market under the symbol “SGMOQ,” and trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1#	Asset Purchase Agreement, dated August 25, 2026, by and between PTC Therapeutics, Inc. and Sangamo Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 28, 2026).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: September 21, 2026	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Chief Legal Officer and Corporate Secretary